UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMISPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	13-3306985
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 Becker Farm Road

Suite 103

Roseland, New Jersey 07068

(Address, including zip code, of Principal Executive Offices)

Emisphere Technologies, Inc. 2007 Stock Award and Incentive Plan

(Full title of the plan)

Michael R. Garone

Chief Financial Officer

Emisphere Technologies, Inc.

4 Becker Farm Road

Suite 103

Roseland, New Jersey 07068

(Name and address of agent for service)

(973) 532-8000

(Telephone number, including area code, of agent for service)

Copies of Communications to:

Timothy Maguire, Esq.

Pierce Atwood LLP

100 Summer Street, Suite 2250

Boston, MA 02110

617-488-8140

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, $.01 par value	5,000,000	$0.18	$900,000	$122.76

(1)	Represents the additional number of shares of common stock of Emisphere Technologies, Inc. (the “Registrant”), par value $0.01 per share (the “Common Stock”), that may be granted under the Registrant’s 2007 Stock Award and Incentive Plan, as amended (the “2007 Stock Plan”). The shares of Common Stock which may be offered pursuant to this Registration Statement, includes, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the Registrant’s Common Stock that may become issuable pursuant to the provisions of the 2007 Stock Plan as a result of any stock splits, stock dividends or similar event.

(2)	The price of $0.18 per share, which is the average of the high and low prices of the Common Stock reported on the Over-The-Counter Bulletin Board on August 19, 2013, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c).

(3)	Pursuant to General Instruction E of Form S-8, the registration fee is being paid solely with respect to the additional 5,000,000 shares being registered hereunder and the aggregate offering price and amount of registration fee is set forth only for such 5,000,000 additional shares.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by the Registrant to register an additional 5,000,000 shares of Common Stock (the “Additional Shares”) which may be awarded under the Registrant’s 2007 Stock Award and Incentive Plan, as amended (the “2007 Stock Plan”) pursuant to an amendment to the 2007 Stock Plan authorized by the stockholders of the Registrant on May 30, 2013. This Registration Statement relates to the registration of additional securities of the same class as other securities for which registration statements are effective relating to the 2007 Stock Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement also incorporates by reference the Registrant’s registration statement on Form S-8 (File No. 333-145257), filed on August 9, 2007, relating to the registration of an aggregate of 3,275,334 shares of Common Stock issuable under the 2007 Stock Plan.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-145257) filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2007, are incorporated herein by reference.

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 28, 2013.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the Commission on August 13, 2013.

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 3, 2013, January 17, 2013, March 28, 2013, April 30, 2013, May 9, 2013, May 15, 2013, May 31, 2013, and August 13, 2013.

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 15, 2013.

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(f)	The description of the Registrant’s preferred stock purchase rights contained in its Registration Statement on Form 8-A dated April 10, 2006.

(g)	The description of Registrant’s Common Stock contained in its Registration Statement on Form 8-A dated September 11, 1990.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of it from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference to this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit	Document Description

4.1(a)	Amended and Restated Certificate of Incorporation of Emisphere Technologies, Inc., as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of Emisphere Technologies, Inc., dated April 20, 2007 (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 and incorporated herein by reference (SEC File No. 000-17758))

4.1(b)	Certificate of Increase of Series A Junior Participating Cumulative Preferred Stock of Emisphere Technologies, Inc., dated June 4, 2012 (filed as Exhibit 3.1 to the Current Report on Form 8-K, filed on June 5, 2012 and incorporated herein by reference)

4.1(c)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Emisphere Technologies, Inc. (filed as Exhibit 3.2 to the Current Report on Form 8-K, filed on June 5, 2012 and incorporated herein by reference)

4.2(a)	By-Laws of Emisphere Technologies, Inc., as amended December 7, 1998 (filed as Exhibit 3(ii) to the Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1999 and incorporated herein by reference) and as further amended on September 23, 2005 (filed as Exhibit 3.1 to the Current Report on Form 8-K filed on September 30, 2005 and incorporated herein by reference (SEC File No. 000-17758))

4.2(b)	Amendment, effective as of September 11, 2007, to the Amended By-Laws of Emisphere Technologies, Inc. (filed as Exhibit 3.1 to the Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference (SEC File No. 000-17758))

4.3	Restated Rights Agreement dated as of April 7, 2006 between Emisphere Technologies, Inc. and Mellon Investor Services, LLC (filed as Exhibit 1.1 to the Current Report on Form 8-K filed on April 10, 2006 and incorporated herein by reference (SEC File No. 000-17758))

5.1	Opinion of Pierce Atwood LLP (filed herewith)

23.1	Consent of McGladrey LLP (filed herewith)

23.2	Consent of Pierce Atwood LLP (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the Signature Page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey, on August 21, 2013.

EMISPHERE TECHNOLOGIES, INC.

By:	/s/ Alan L. Rubino
Name:	Alan L. Rubino
Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Michael R. Garone his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the respective dates indicated.

Name and Signature	Title	Date

/s/ Alan L. Rubino Alan L. Rubino	President and Chief Executive Officer and Director (principal executive officer)	August 21, 2013

/s/ John D. Harkey, Jr. John D. Harkey, Jr.	Director	August 21, 2013

/s/ Timothy McInerney Timothy McInerney	Director	August 21, 2013

/s/ Jacob M. Plotsker Jacob M. Plotsker	Director	August 21, 2013

/s/ Timothy G. Rothwell Timothy G. Rothwell	Director	August 21, 2013

/s/ Michael Weiser, M.D., Ph.D. Michael Weiser, M.D., Ph.D.	Director	August 21, 2013

/s/ Michael R. Garone Michael R. Garone	Chief Financial Officer (principal financial and accounting officer)	August 21, 2013

EXHIBIT INDEX

Exhibit	Document Description

4.1(a)	Amended and Restated Certificate of Incorporation of Emisphere Technologies, Inc., as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of Emisphere Technologies, Inc., dated April 20, 2007 (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 and incorporated herein by reference (SEC File No. 000-17758))

4.1(b)	Certificate of Increase of Series A Junior Participating Cumulative Preferred Stock of Emisphere Technologies, Inc., dated June 4, 2012 (filed as Exhibit 3.1 to the Current Report on Form 8-K, filed on June 5, 2012 and incorporated herein by reference)

4.1(c)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Emisphere Technologies, Inc. (filed as Exhibit 3.2 to the Current Report on Form 8-K, filed on June 5, 2012 and incorporated herein by reference)

4.2(a)	By-Laws of Emisphere Technologies, Inc., as amended December 7, 1998 (filed as Exhibit 3(ii) to the Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1999 and incorporated herein by reference) and as further amended on September 23, 2005 (filed as Exhibit 3.1 to the Current Report on Form 8-K filed on September 30, 2005 and incorporated herein by reference (SEC File No. 000-17758))

4.2(b)	Amendment, effective as of September 11, 2007, to the Amended By-Laws of Emisphere Technologies, Inc. (filed as Exhibit 3.1 to the Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference (SEC File No. 000-17758))

4.3	Restated Rights Agreement dated as of April 7, 2006 between Emisphere Technologies, Inc. and Mellon Investor Services, LLC (filed as Exhibit 1.1 to the Current Report on Form 8-K filed on April 10, 2006 and incorporated herein by reference (SEC File No. 000-17758))

5.1	Opinion of Pierce Atwood LLP (filed herewith)

23.1	Consent of McGladrey LLP (filed herewith)

23.2	Consent of Pierce Atwood LLP (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the Signature Page of this Registration Statement)